UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of Earliest Event Reported): September 19, 2016

MYND ANALYTICS, INC.

(Exact name of Company as specified in its charter)

Delaware	001-35527	87-0419387
(State or other	(Commission File No.)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

26522 La Alameda, Suite 290

Mission Viejo, CA 92691

(Address of principal executive offices)

(949) 420-4400

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in its Current Reports on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on December 30, 2015, August 9, 2016 and August 19, 2016, MYnd Analytics, Inc. (the "Company") entered into a Second Amended and Restated Note and Warrant Purchase Agreement (the "Second Amended and Restated Note and Warrant Purchase Agreement"), dated as of December 23, 2015, with certain investors (including affiliates), providing for the issuance and sale of notes (together with all notes that may be purchased and sold, from time to time in the future, pursuant to the Second Amended and Restated Note and Warrant Purchase Agreement, as amended or modified, the "Notes") in the aggregate principal amount of up to $6.0 million, in one or more closings not to occur later than September 1, 2016.

On September 19, 2016, the Company entered into a Second Omnibus Amendment (the "Second Omnibus Amendment "), with each of 21 accredited investors, thereby amending: (i) the Notes, (ii) the Second Amended and Restated Note and Warrant Purchase Agreement and (iii) the warrants ("Warrants") issued pursuant to the Second Amended and Restated Note and Warrant Purchase Agreement. Pursuant to the Second Omnibus Amendment, the Company has the option, exercisable at any time after September 1, 2016, to mandatorily convert all Notes into shares of the Company's common stock at $0.025 per share (adjusted to $5.00 following the reverse stock split described below) (the "Mandatory Conversion").

The also Company exercised the Mandatory Conversion on September 19, 2016, and: (i) converted the entire outstanding principal balance and accrued interest on all of the Notes (the "Conversion Amount") into a number of shares of the Company's common stock equal to the quotient of the Conversion Amount divided by a conversion price of $0.025 per share (adjusted to $5.00 following the reverse stock split described below) and (ii) cancelled all Warrants.

The foregoing descriptions of the Second Amended and Restated Note and Warrant Purchase Agreement, the Notes and the Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the respective document. The foregoing description of the Second Omnibus Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the document, which is filed as Exhibit 10.1 hereto and incorporated herein by this reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 19, 2016, the Company filed a Certificate of Amendment (the "Amendment") to its Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to effect a 1-for-200 reverse stock split (“reverse split”) of its common stock, par value $0.001 per share (the “Common Stock”), to be effective at 8:00 a.m. Eastern Time (the "Effective Time") on September 21, 2016 (the “Effective Date”). Because the Amendment does not reduce the number of authorized shares of Common Stock available for issuance under the Company’s Certificate of Incorporation, the effect of the Amendment is to increase the number of shares of Common Stock available for issuance relative to the number of shares issued and outstanding.

As previously disclosed, at the Company's 2015 annual meeting of stockholders held on October 28, 2015, the stockholders approved a proposal authorizing the Board of Directors of the Company (the “Board”) to amend the Certificate of Incorporation to implement the reverse split at a specific ratio of not less than 1-for-10 and not more than 1-for-200, and authorizing the Board to determine, at its discretion, the timing of the Amendment and the specific ratio of the reverse split. On August 24, 2016, the Board approved a reverse split ratio of 1-for-200 to be effective as of the Effective Date.

On the Effective Date, immediately and without further action by the Company’s stockholders, every 200 shares of the Company’s Common Stock issued and outstanding immediately prior to the Effective Time were automatically combined into one share of Common Stock. In the event the reverse split left a stockholder with a fraction of a share, the number of shares due to the stockholder would be rounded up. Further, any options, warrants and rights outstanding as of the Effective Time on the Effective Date that were subject to adjustment were adjusted in accordance with the terms thereof. These adjustments may include, without limitation, changes to the number of shares of Common Stock that may be obtained upon exercise or conversion of these securities, and changes to the applicable exercise or purchase price. As a result of the reverse split, a “D” will be placed at the end of the Common Stock’s ticker symbol for 20 business days. Holders of certificated shares of Common Stock will be required to transmit their certificates to the Company's transfer agent, in accordance with the letter of transmittal to be provided to such holders, and will receive the post-reverse split shares to which they are entitled in electronic, book-entry form.

This summary is qualified in its entirety by reference to the Amendment to the Certificate of Incorporation of the Company, filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 7.01 Regulation FD

On September 21, 2016, the Company issued a press release of its letter to its stockholders. The letter is attached as Exhibit 99.2 hereto.

In accordance with General Instruction B.2. of Form 8-K, the information under this Item 7.01, including the attached Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

On September 20, 2016, the Company issued a press release announcing the reverse split, along with the Mandatory Conversion of the Notes and cancellation of the Warrants. The press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

The Company's post-reverse split common stock will have a new CUSIP number of 62857N202.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Certificate of Incorporation, as amended, of MYnd Analytics, Inc.
10.1	Second Omnibus Amendment
99.1	Press release dated September 20, 2016.
99.2	Letter to Stockholders dated September 21, 2016.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYnd Analytics, Inc.

	By:	/s/ Paul Buck
September 21, 2016		Paul Buck
Chief Financial Officer